Exhibit 6.08

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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          ID TECHNOLOGIES CORPORATION INCENTIVE STOCK OPTION AGREEMENT

         ID Technologies Corporation (the "Company") hereby grants to the individual named below an option to purchase certain shares of common stock of the Company (the "Option") pursuant to the ID Technologies Corporation 1999 Stock Option Plan, in the manner and subject to the provisions of this Option Agreement.

         1. Definitions:

                  (a) "Code" shall mean the Internal Revenue Code of 1986, as amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

                  (b) "Company" shall mean ID Technologies Corporation, a North Carolina corporation, and any successor corporation thereto.

                  (c)      "Date of Option Grant" shall mean _________ ____,
                           ______.

                  (d) "Disability" shall mean disability within the meaning of Code Section 22(e)(3), as determined by the Compensation Committee in its discretion.

                  (e) "Exercise Date" shall mean ___________________ or any other date as of which the Option may be exercised pursuant to Sections 5 or 7 of the Plan. The Company in its discretion and on a case by case basis may establish additional Exercise Dates.

                  (f) "Exercise Price" shall mean _________ dollars ($_____) per share as adjusted from time to time pursuant to Section 4(b) of the Plan.

                  (g)      "Number of Option Shares" shall mean
                           _________________________(_______) shares of common
                           stock of the Company (the "Common Stock") as adjusted from time to time pursuant to Section 4(b) of the Plan.

                  (h) "Option Term Date" shall mean the date ten (10) years after the Date of Option Grant.

                  (i)      "Participant" shall mean __________________________.

                  (j) "Plan" shall mean the ID Technologies Corporation 1999 Stock Option Plan.

         Other capitalized terms used herein and without definition shall have the meanings ascribed to such terms in the Plan.

2. Status of the Option. This Option is intended to be an incentive stock option as described in Code Section 422, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with the Participant's own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Code Section 422, including, but not limited to, holding period requirements.

3.       Exercise of the Option.

         (a) Right to Exercise. The Option shall be subject to the vesting provisions set forth in Section 5(g) of the Plan. In addition, this Option shall become fully vested upon a Transfer of Control of the Company. To the extent vested, the Option shall be exercisable from time to time until termination as provided in paragraph 5 below.

                  Notwithstanding paragraph 2 above, if the aggregate Fair Market Value, determined as of the Date of Option Grant, of the stock with respect to which the Participant may exercise incentive stock options for the first time during any calendar year (under this Plan or under any other plan of the Participating Company Group), as determined in accordance with Code Section 422(d), shall exceed one hundred thousand dollars ($100,000), the Option shall be deemed a nonqualified stock option to the extent of such excess.

         (b) Time and Method of Exercise. Subject to the provisions of the Plan and this Option Agreement, vested Options may be exercised on any Exercise Date by delivery to the Company of at least thirty (30) days prior written notice of exercise signed by the Participant (or if any other individual or individuals are exercising this Option, such individual or individuals). Such notice must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Participant's (or if any other individual or individuals are exercising this Option, such individual's or individuals') investment intent with respect to such shares as may be required by the Compensation Committee in its discretion. The written notice must be delivered in person or by certified or registered mail, return receipt requested, to the Company, or other authorized representative of the Participating Company Group. Exercise of the Option shall be completed on the Exercise Date by the Participant's (or if any other individual or individuals are exercising this Option, such individual's or individuals') full payment of the Exercise Price for the number of shares being purchased, in accordance with the provisions of paragraph 3(c) below. Upon receipt of such payment, the Company will thereafter deliver or cause to be delivered to the Participant (or if any other individual or individuals are exercising this Option, to such individual or individuals) at the office of the Company, a certificate or certificates for the number of shares with respect to which this Option is being exercised, registered in the name or names of the individual or individuals exercising this Option; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Participant (or other individual or individuals exercising this Option) to take any action in connection with the shares being purchased, the delivery of the certificate or certificates for such shares shall be delayed until such action has been taken.

         (c) Form of Payment of Option Price. On the Exercise Date, the Participant shall pay for the Common Stock being purchased by delivering to the Company the full purchase price in cash or certified check payable to the order of the Company, or by such other method as may be permitted pursuant to Section 5(i) of the Plan.

         (d) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the exercise of the Option no later than the date of the event creating the tax liability.

         (e) Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Participant, or, if applicable, the heirs of the Participant.

         (f) Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the 1933 Act.

                           THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

                  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation (or exemption therefrom) and to make any representation or warranty with respect thereto as may be requested by the Company.

         (g) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

4. Non-Transferability of the Option. The Option may be exercised during the Participant's lifetime only by the Participant (except as otherwise provided in paragraph 6 below) and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

5. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date, (b) the last date for exercising the Option following termination of employment as described in paragraph 6 below, (c) termination of the Option by the Compensation Committee on the effective date of a Transfer of Control; or (d) termination of the Option by the Compensation Committee with the Participant's consent.

6.       Termination of Employment.

         (a) Termination of the Option. Except as otherwise provided in this paragraph, this Option shall terminate automatically if the Participant ceases to be an employee of the Participating Company Group for any reason other than death or Disability. Notwithstanding the foregoing:

                  (i) If the Participating Company Group terminates Participant's employment other than for "cause" (as defined below), the Option may be exercised by the Participant, to the extent unexercised and exercisable by the Participant on the date on which the Participant ceased to be an employee, within thirty (30) days after the date on which the Participant's employment terminates (subject to earlier termination of the Option pursuant to paragraph 5 above).

                  (ii) If the Participant voluntarily terminates his or her employment with the Participating Company Group on account of retirement after attainment of age sixty-five (65), the Option may be exercised by the Participant, to the extent unexercised and exercisable by the Participant on the date on which the Participant ceased to be an employee, within three months after the date on which the Participant's employment terminates (subject to earlier termination of the Option pursuant to paragraph 5 above).

                  (iii) If the Participant's employment with the Participating Company Group is terminated because of the death or Disability of the Participant, the Option may be exercised by the Participant (or the Participant's legal representative), to the extent unexercised and exercisable by the Participant on the date on which the Participant ceased to be an employee, at any time prior to the expiration of twelve months from the date the Participant's employment terminated (subject to earlier termination pursuant to paragraph 5 above). The Participant's employment shall be deemed to have terminated on account of death if the Participant dies within three months after the Participant voluntarily terminates his or her employment with the Participating Company Group on account of retirement after attainment of age sixty-five (65) or within thirty (30) days after the Participating Company Group terminates Participant's employment other than for "cause."

                  "Cause" for termination of the Participant's employment shall exist in the event of acts or omissions by the Participant which constitute gross misconduct or gross negligence against a Participating Company, dishonesty, inattention to the business of the Participating Company Group (if such inattention has a material adverse effect upon the Participating Company Group), or the conviction of the Participant for a crime involving moral turpitude. This Option Agreement shall be interpreted such that the Option ceases to vest on the date on which the Participant ceases to be an employee of the Participating Company Group for any reason, notwithstanding any period after such cessation of employment during which the Option may remain exercisable as provided in this paragraph 6.

         (b) Termination of Employment Defined. For purposes of this paragraph 6, the Participant's employment shall be deemed to have terminated either upon an actual termination of employment or upon the Participant's employer ceasing to be a Participating Company (unless the Participant immediately thereafter continues employment with another Participating Company).

         (c) Leave of Absence. For purposes hereof, the Participant's employment with the Participating Company Group shall not be deemed to terminate when the Participant takes any BONA FIDE military leave, sick leave, or other leave of absence approved by the Company as long as the leave does not extend beyond ninety (90) days.

7. Purchase for Investment. This Option is granted on the condition that the purchase of shares of Common Stock hereunder shall be for the account of the Participant (or other individual or individuals exercising this Option) for investment purposes and not with a view to the resale or distribution thereof, except that such condition shall be inoperative if the offering and sale of such shares of Common Stock subject to this Option is registered under the 1933 Act, or if in the opinion of the Company's counsel such shares of Common Stock may be resold without registration. At the time of any exercise of the Option, the Participant (or other individual or individuals exercising this Option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Participant's (or other such individual's) familiarity with restrictions on the resale of the shares of Common Stock under applicable securities laws.

8. Confidentiality Agreement, Noncompetition Agreement and Shareholders' Agreement. As a condition to the grant of the Option, the Participant hereby agrees to execute and deliver to the Company concurrently with the execution of this Option Agreement a confidentiality and noncompetition agreement in the form of Exhibit A attached hereto (unless the Participant has previously executed and delivered to the Company such a confidentiality and noncompetition agreement). In connection with the exercise of this Option in whole or in part, the Participant (or other individuals exercising this Option) shall execute and deliver to the Company a shareholders' agreement in the form of Exhibit B attached hereto (the "Shareholders' Agreement"). The Company shall be under no obligation to honor the exercise of this Option unless and until the Participant or other individuals exercising this Option have executed the Shareholders' Agreement.

9. Rights as a Stockholder or Employee.

         (a) No Rights as Stockholder. The Participant (or other individuals exercising this Option) shall have no rights as a stockholder with respect to the shares of Common Stock subject to this Option until the exercise of the Option in accordance with this Option Agreement and the Plan.

         (b) No Right to Employment or Other Status. The grant of this Option shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under this Option Agreement or the Plan.

10. Notice of Sales Upon Disqualifying Disposition. The Participant (or other individuals exercising this Option) shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement, the Plan, and any applicable Shareholder's Agreement or other agreement executed in connection with the grant or exercise of the Option. In addition, if any of the shares of Common Stock acquired pursuant to the exercise of the Option are disposed of within one year from the date of exercise or within two years of the Date of Option Grant, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Option Agreement, the Participant shall hold all shares acquired pursuant to the Option in the Participant's name (and not in the name of any nominee) for the one-year period immediately after exercise of the Option and the two-year period immediately after grant of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend or legends on any certificate or certificates representing shares acquired pursuant to the Option requesting the transfer agent for the Company's stock to notify the Company of any such transfers. The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate or certificates pursuant to the preceding sentence.

11. Legends. The Company may at any time place legends referencing affiliate status or any applicable federal or state securities law restrictions or applicable transfer or other restrictions under the Shareholders' Agreement on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to effectuate the provisions of this paragraph 12. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

12. Initial Public Offering. The Participant (or other individuals exercising this Option) hereby agrees that in the event of an initial public offering of stock made by the Company under the Securities Act, the Participant (or other individuals exercising this Option) shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty days from the effective date of the registration statement to be filed in connection with such initial public offering. The foregoing limitation shall not apply to shares registered under the 1933 Act.

13. Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

14. Amendment of Option. The Compensation Committee may amend or modify this Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise, and converting the Option to a nonqualified stock option, provided that the Participant's consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, the Compensation Committee may amend or modify this Option without the Participant's consent to the extent the Compensation Committee determines that the amendment is necessary to comply with applicable provisions of state or federal securities laws or regulations.

15. Integrated Agreement. This Option Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein. To the extent contemplated herein and in the Plan, the provisions of this Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

16. Notices. All notices, requests, demands, payments, and other communications hereunder shall be deemed to have been duly given if in writing and sent by certified mail to the appropriate address indicated below the parties' signatures to this Option Agreement or to such other address as may be given in a notice sent to all parties hereto.

17. Waiver. The waiver of the Company or the Participant of any breach of a provision of this Option Agreement shall not operate or be construed as a waiver of any subsequent breach by the parties.

18. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

19. Severability. If any provision of this Option Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Option Agreement or the Plan under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Option Agreement or the Plan, it shall be stricken and the remainder of the Plan or the agreement shall remain in full force and effect.

20. Counterparts. The Company and the Participant shall execute this Option Agreement in any number of counterparts, each one of which shall be deemed to be the original although the others shall not be produced.

21. Applicable Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to any applicable conflicts of law.

         IN WITNESS WHEREOF, the Company and the Participant have caused this Option Agreement to be executed on the _____ day of ___________, _______

                                   COMPANY:

                                   ID TECHNOLOGIES CORPORATION

                                   By:__________________________________

                                   Title:_______________________________

                                   Address:

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                                   PARTICIPANT:

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                                   Address:

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         The Participant represents that the Participant is familiar with the terms and provisions of this Option Agreement, the Plan, the Shareholders' Agreement and such other agreements executed in connection with the award of this Option, and hereby accepts the Option subject to all of the terms and provisions hereof and of the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee or the Company, as appropriate, made in good faith upon any questions arising under this Option Agreement or the Plan.

         The undersigned hereby acknowledges receipt of a copy of the Plan.

Date:
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                                           Name:
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